UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2010
TARGA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 6, 2010, Targa Resources Corp. (the “Company”) together with Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V.I, WP-WPVIII Investors, L.P., Warburg Pincus Private Equity IX, L.P., Merrill Lynch Ventures L.P. 2001, Margaret D. Helma, Roy E. Johnson and René D. Ruiz (the “Selling Stockholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC, Robert W. Baird & Co. Incorporated and ING Financial Markets LLC (the “Underwriters”) providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of 16,375,000 shares (the “Shares”) sold by the Selling Stockholders at a price of $22 per share ($20.79 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Underwriters were granted an over-allotment option for a period of 30 days (the “Over-Allotment Option”) to purchase from certain of the Selling Stockholders up to an additional 2,456,250 shares of common stock, at the same price per share, to cover over-allotments, if any. On December 8, 2010, the Underwriters exercised the Over-Allotment Option in full. The material terms of the Offering are described in the prospectus, dated December 6, 2010 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 7, 2010 pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-169277), initially filed by the Company on September 9, 2010.
     In the Underwriting Agreement, the Company and the Selling Stockholders agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Some of the Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may currently, and may from time to time in the future, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business. Additionally, affiliates of some of the Underwriters are lenders under the Company’s senior secured credit facility and Targa Resources Partners LP’s senior secured credit facility.
Item 7.01 Regulation FD Disclosure.
     On December 6, 2010, the Company announced it had priced its initial public offering of 16,375,000 shares of common stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement, dated December 6, 2010, by and among Targa Resources Corp., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V.I, WP-WPVIII Investors, L.P., Warburg Pincus Private Equity IX, L.P., Merrill Lynch Ventures L.P. 2001, Margaret D. Helma, Roy E. Johnson, René D. Ruiz and the Underwriters named therein.

99.1	Press Release dated December 6, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.
Dated: December 10, 2010	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated December 6, 2010, by and among Targa Resources Corp., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V.I, WP-WPVIII Investors, L.P., Warburg Pincus Private Equity IX, L.P., Merrill Lynch Ventures L.P. 2001, Margaret D. Helma, Roy E. Johnson, René D. Ruiz and the Underwriters named therein.

99.1	Press Release dated December 6, 2010.